Exhibit 10.30
Heritage Insurance Holdings, Inc.
Restricted Stock Award Agreement
This Restricted Stock Award Agreement (the “Agreement”) is effective as of [_______], 20[__] (the “Award Date”), between Heritage Insurance Holdings, Inc. (the “Company”) and [__________] (the “Participant”). Any term capitalized but not defined in the Agreement shall have the meaning set forth in the Heritage Insurance Holdings, Inc. 2023 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”).
The Plan provides that the Administrator may grant restricted stock to employees, directors, and independent contractors of the Company or its Affiliates. In the Administrator’s exercise of discretion under the Plan, the Administrator has determined that the Participant should receive a restricted stock award under the Plan and, accordingly, the Company and the Participant hereby agree as follows:
1.Grant.
(a)Time-Based Shares. Executive is hereby issued [____] shares of Stock that are initially unvested and that will be eligible to vest in accordance with Section 4(a) of the Agreement (the “Time-Based Shares”).
(b)Performance-Based Shares. Executive is hereby issued [____] shares of Stock that are initially unvested and that will be eligible to vest in accordance with Section 4(b) of the Agreement (the “Performance-Based Shares” and together with the Time-Based Shares, the “Award Shares”).
2.Stock Certificates. The Company may, but shall not be required to, issue certificates for the Award Shares in the Participant’s name, in which event the Company (or its designee) shall hold the certificates until the Award Shares either are forfeited or become vested.
3.Rights as Stockholder. On and after the Award Date, and except to the extent provided in Section 9, the Participant may exercise full voting rights with respect to the Award Shares and the Participant will be entitled to receive dividends on Award Shares if dividends are payable on Stock to stockholders of record after the Award Date; provided, that any such dividends shall not be paid currently but shall be accrued and paid within thirty (30) days of such time as all applicable restrictions on the corresponding Award Shares lapse. If the Participant forfeits any rights he or she may have to the Award Shares in accordance with Section 4, the Participant shall, on the day of forfeiture, cease to have any rights as a stockholder with respect to the forfeited Award Shares or any interest therein, including rights to any dividends on such stock. Neither unvested Award Shares, nor the right to vote such shares and receive dividends thereon, may be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered; provided, however, that the Participant may grant to another person a revocable proxy to vote unvested Award Shares at a Company stockholder meeting.
4.Vesting; Effect of Termination of Employment.
(a)Vesting Generally – Time-Based Shares. The Time-Based Shares shall vest in three equal annual installments beginning with [________] of the year the award was made, provided the Participant remains continuously employed by the Company or its Affiliates from the Award Date until the corresponding vesting date.
(b)Vesting Generally – Performance-Based Shares. The Performance-Based Shares shall be eligible to vest on the “Certification Date” (as defined below), subject to and in accordance with the attached Schedule A, provided the Participant remains continuously employed by the Company or its
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Affiliates at all times from the Award Date until the Certification Date. Any Performance-Based Shares outstanding on the Certification Date but which do not vest in accordance with Schedule A shall automatically be forfeited by the Participant and revert to the Company on the Certification Date without any payment therefor. For purposes of the Agreement, “Certification Date” means the date on which the Administrator determines the extent to which the performance criterion set forth on Schedule A has been achieved, which date shall be no later than [________].
(c)Termination of Employment Generally. Except as expressly set forth in Section 4(d), 4(e) and 4(f) below, if the Participant’s continuous employment with the Company and its Affiliates terminates for any reason prior to the vesting of any Award Shares, such unvested Award Shares shall automatically be forfeited by the Participant and revert to the Company as of the Participant’s last day of employment without any payment therefor.
(d)Termination without Cause or resignation for Good Reason. If the Participant’s continuous employment with the Company and its Affiliates is terminated by the Company or its Affiliates without Cause or the Participant voluntarily terminates his employment with the Company or its Affiliates for Good Reason (as defined in that certain Employment Agreement, dated as of [________], by and between the Company and the Participant (the “Employment Agreement”)) (i) the remaining unvested Time-Based Shares shall fully vest upon the Participant’s last day of employment, and (ii) any unvested Performance-Based Shares shall automatically be forfeited by the Participant and revert to the Company as of the Participant’s last day of employment without any payment therefor.
(e)Termination upon Retirement.
(i)Time-Based Shares. If the Participant’s continuous employment with the Company and its Affiliates is terminated by reason of Retirement, the Pro-Rated Number of Time-Based Shares will vest on the date of Retirement. The “Pro-Rated Number of Time-Based Shares” shall be the product of (A) the number of Time-Based Shares that would vest on the next [________] following Retirement, but for the Retirement, and (B) the quotient of (y) the number of days beginning with either (I) if before [________], [________] or (II) if after [________], the [________] following the previous vesting of the Time-Based Shares, and ending on the date of the Participant’s Retirement and (z) 365.

(ii)Performance-Based Shares. If the Participant’s continuous employment with the Company and its Affiliates is terminated by reason of Retirement, the Pro-Rated Number of Performance-Based Shares will vest on the Certification Date, subject to the proviso at the end of the next sentence. The “Pro-Rated Number of Performance-Based Shares” shall be (A) if the date of Retirement is prior to [________], the product of (I) the number of Performance-Based Shares, subject to and in accordance with the attached Schedule A, that the Participant would have earned on the Certification Date if their continuous employment with the Company and its Affiliates had not terminated by reason of Retirement and (II) the quotient of (y) the number of days beginning with the first day of the Performance Period, as set forth in Schedule A, and ending on the date of the Participant’s Retirement and (z) [___], the number of days in the Performance Period or (B) if the date of Retirement is on or after [________], the number of Performance-Based Shares, subject to and in accordance with the attached Schedule A, that the Participant would have earned on the Certification Date if
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their continuous employment with the Company and its Affiliates had not terminated by reason of Retirement; provided, however, that if the Participant’s Retirement occurs during [___], then any unvested Performance-Based Shares shall automatically be forfeited by the Participant and revert to the Company as of the date of Retirement without any payment therefor.
(f)Termination upon death or Disability. If the Participant’s continuous employment with the Company and its Affiliates is terminated by reason of the Participant’s death or Disability, (i) a pro-rated portion of the then unvested Time-Based Shares shall vest upon the Participant’s last day of employment, such portion to equal the product of (A) the quotient of (I) the number of calendar days in calendar year [____] for which the Participant was employed by the Company or its Affiliates divided by (II) 365 (such quotient, the “Pro-Ration Fraction”) and (B) the total number of then unvested Time-Based Shares, and (ii) any unvested Performance-Based Shares shall automatically be forfeited by the Participant and revert to the Company.
(g)Termination for Cause or Inimical Conduct. Section 14(e) of the Plan is hereby incorporated by reference as if fully set forth herein and shall control in the event of conflict with any other provision of the Agreement.
5.Terms and Conditions of Distribution. The Company shall distribute certificates (if applicable) for Award Shares as soon as practicable after they become vested. If the Participant dies before the Company has distributed all vested Award Shares, the Company shall distribute certificates (if applicable) for the vested Award Shares to the beneficiary or beneficiaries the Participant designated, in the proportions the Participant specified. If the Participant failed to designate a beneficiary or beneficiaries, the Company shall distribute certificates (if applicable) for the vested Award Shares to the Participant’s estate. The Company shall distribute certificates (if applicable) for the vested Award Shares no later than six months after the Participant’s death.
Notwithstanding the foregoing, the Company shall not distribute the certificates for the Award Shares until the Participant has paid to the Company or an Affiliate the amount required to be withheld for federal, state or local taxes. The Participant may satisfy the required withholding amount by directing that the Company cancel a portion of the Award Shares that would otherwise be distributed to him/her calculated based on the Fair Market Value of the Stock as of the date of the required withholding.
6.Legend on Stock Certificates. The Company may require that certificates for Award Shares distributed to the Participant pursuant to the Agreement bear any legend that counsel to the Company believes is necessary or desirable to facilitate compliance with applicable securities laws.
7.Delivery of Certificates. Notwithstanding the provisions of Sections 4 and 5, the Company is not required to issue or deliver any certificates for Award Shares before completing the steps necessary to comply with applicable federal and state securities laws (including any registration requirements) and applicable stock exchange rules and practices. The Company shall use commercially reasonable efforts to cause compliance with those laws, rules and practices.
The Company shall not make any distribution of certificates before the first date the Award Shares may be distributed to the Participant without penalty or forfeiture under federal or state laws or regulations governing short swing trading of securities. In determining whether a distribution would result in such a penalty or forfeiture, the Administrator may rely upon information reasonably available to them or upon representations of the Participant’s legal or personal representative.
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8.No Right to Employment. Nothing in the Plan or the Agreement shall be construed as creating any right in the Participant to continued employment or service, or as altering or amending the existing terms and conditions of the Participant’s employment or service.
9.Nontransferability. No interest of the Participant or any beneficiary in or under the Agreement shall be assignable or transferable by voluntary or involuntary act or by operation of law, other than in accordance with Section 5 or by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in section 414(p) of the Code). Distribution of Award Shares shall be made only to the Participant; or, if the Administrator has been provided with evidence acceptable to it that the Participant is legally incompetent, the Participant’s guardian or legal representative; or, if the Participant is deceased, to the beneficiaries that the Participant has designated in the manner required by the Administrator or, in the absence of a designated beneficiary, to the Participant’s estate. The Administrator may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Administrator deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant. Any effort to assign or transfer the rights under the Agreement in contravention of the Agreement or the Plan shall be wholly ineffective, and shall be grounds for termination by the Administrator of all rights of the Participant and his/her beneficiary in and under the Agreement.
10.Administration. The Administrator administers the Plan. The Participant’s rights under the Agreement are expressly subject to the terms and conditions of the Plan, including required stockholder approval thereof, and to any guidelines the Administrator adopts from time to time. The Participant hereby acknowledges receipt of a copy of the Plan.
11.Submission to Jurisdiction; WAIVER OF JURY TRIAL.
(a)Each party hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the state or federal courts residing in the state of Florida, county of Pinellas (the “Chosen Courts”) for any dispute, claim or controversy arising out of or relating to the Agreement or the negotiation, validity or performance of the Agreement or the transactions contemplated hereby (“Proceeding”), (ii) waives any objection to the laying of venue of any such Proceeding in the Chosen Courts and (iii) agrees not to plead or claim in any Chosen Court that such Proceeding brought therein has been brought in any inconvenient forum. Each party hereto hereby agrees not to commence any such Proceeding other than before a Chosen Court. Each party hereto agrees that a final, non-appealable judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any court of competent jurisdiction, or in any other manner provided by law. Each party hereto agrees that service of summons and complaint or any other process that might be served in any Proceeding hereunder may be made on such party by sending or delivering a copy of the process to such party to be served at the address of such party and in the manner provided for the giving of notices in Section 18 of the Agreement. Nothing in this Section 11(a), however, shall affect the right of any party hereto to serve legal process in any other manner permitted by applicable law.
(b)EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES (AND SHALL CAUSE ITS AFFILIATES TO IRREVOCABLY WAIVE) ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR BY THE TRANSACTIONS CONTEMPLATED HEREBY OR THE NEGOTIATION, VALIDITY OR PERFORMANCE HEREOF. EACH PARTY HERETO (i) CERTIFIES THAT NO OTHER PARTY HERETO OR ANY OF SUCH OTHER PARTY’S REPRESENTATIVES HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING
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WAIVER AND (ii) ACKNOWLEDGES THAT SUCH PARTY AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(b).
12.Choice of Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law or conflict of laws rules, provisions or principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
13.Sole Agreement. The Award Shares are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully herein. In the event that the terms of the Agreement conflict with the terms of the Plan, the Plan shall control. The Agreement is the entire agreement between the parties to it relating to the subject matter hereof, and any and all prior oral and written representations relating to the subject matter hereof are merged in the Agreement. The Agreement may be amended only by written agreement between the Participant and the Company.
14.Counterparts. The parties may execute the Agreement in one or more counterparts, all of which together shall constitute but one Agreement.
15.Delivery by Facsimile or E-Mail. The Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (“.pdf”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of either party hereto or to any such agreement or instrument, the other party hereto or thereto shall re-execute original forms thereof and deliver them to the other party. No party hereto shall raise the use of a facsimile machine or electronic transmission in .pdf format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in .pdf format as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
16.Tax Consequences. The Participant has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the acquisition, ownership and sale of the Award Shares and the transactions contemplated by the Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Agreement. Without limiting the generality of the foregoing, the Participant may, within thirty (30) days of the transfer of the Award Shares to the Participant, make an election under Section 83 of the Internal Revenue Code of 1986, as amended, with respect to any or all of the Award Shares and, if he or she makes such an election, he or she shall promptly deliver to the Company a copy of such election.
17.Waiver. Except as expressly provided herein, neither the Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing the Agreement and signed by the Company and Participant. Either party’s failure to enforce any provision of the Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of the Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to him, her or it.
18.Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic
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mail or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day; (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications under the Agreement to the Company shall be sent to the Company’s headquarters, attention: Vice President of Compliance, and all communications under the Agreement to the Participant will be sent to his then current address on file in the Company’s payroll records, or to such other address as either such party may designate by 10 days’ advance written notice to the other party hereto.
19.Successors. The rights and obligations created under the Agreement shall, subject to the transfer restrictions contained herein and in the Plan, be binding on the Participant and his heirs and legal representatives and shall be binding on the successors and assigns of the Company.
20.Clawback Policy. The Agreement and the Award Shares issued hereunder shall be subject to the Company’s Executive Officer Clawback Policy, any similar policy that the Company may adopt and applicable law related to compensation recoupment.
[signature page follows]

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Exhibit 10.30
In Witness Whereof, the Company and the Participant have duly executed the Agreement as of the day and year first above written.
COMPANY:

Heritage Insurance Holdings, Inc.

By:
Name:
Title:

PARTICIPANT:

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Exhibit 10.30
Schedule A
Performance-Based Shares
Performance Period: [________]
Target Number of Performance-Based Shares: [__]% of the Performance-Based Shares (the “Target Performance Shares”)
Performance Criteria, Targets and Vesting Formula:

Weighting	Criteria	Threshold	Target	Max
[__]%	[________]	[__]%	[__]%	[__]%

__________
Note: Pro rata amounts are calculated between threshold and target and target and max. If upon the Certification Date it is determined that the performance achieved is less than threshold level of performance, all of the Performance-Based Shares shall be forfeited without any payment in respect thereof.

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